Report of Independent Registered Public Accounting Firm


Board of Trustees and Shareholders of Wells Fargo Funds Trust:

In planning and performing our audits of the financial statements of Wells Fargo Global Long/Short Fund (formerly known as Wells Fargo Advantage Global Long/Short Fund),
Wells Fargo Alternative Strategies Fund
(formerly known as Wells Fargo Advantage
Alternative Strategies Fund),
Wells Fargo California Limited-Term
Tax-Free Fund (formerly known as Wells
Fargo Advantage
California Limited-Term Tax-Free Fund),
Wells Fargo California
Tax-Free Fund (formerly known as Wells
Fargo Advantage California Tax-Free Fund),
Wells Fargo Colorado Tax-Free Fund (formerly known as Wells Fargo Advantage Colorado Tax-Free Fund),
Wells Fargo High Yield Municipal Bond Fund
(formerly known as Wells Fargo Advantage
High Yield Municipal
Bond Fund), Wells Fargo Intermediate
Tax/AMT-Free Fund (formerly known as Wells Fargo Advantage
Intermediate Tax/AMT-Free Fund),
Wells Fargo Small Cap Core Fund, Wells Fargo Minnesota
Tax-Free Fund (formerly known as
Wells Fargo Advantage Minnesota Tax-Free Fund), Wells
Fargo Municipal Bond Fund (formerly known as
Wells Fargo Advantage Municipal Bond Fund),
Wells Fargo North Carolina Tax-Free Fund
(formerly known as Wells Fargo Advantage
North Carolina Tax-Free Fund), Wells
Fargo Pennsylvania Tax-Free Fund
(formerly known as Wells Fargo
Advantage Pennsylvania Tax-Free Fund),
Wells Fargo Short-Term Municipal
Bond Fund (formerly known as Wells
Fargo Advantage Short-Term Municipal
Bond Fund), Wells Fargo Strategic
Municipal Bond Fund (formerly known
as Wells Fargo Advantage Strategic Municipal Bond Fund),
Wells Fargo Ultra Short-Term Municipal
Income Fund (formerly known as Wells Fargo Advantage
Ultra Short-Term Municipal Income Fund)
and Wells Fargo Wisconsin Tax-Free Fund
(formerly known as Wells Fargo
Advantage Wisconsin Tax-Free Fund),
(collectively, the Funds),
each a series of Wells Fargo Funds Trust, as of and for the year ended
June 30, 2016, in accordance with the standards of the Public Company Accounting
Oversight Board (United States),
we considered the Funds' internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we express no
such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operations, including controls for over safeguarding securities that we consider to be a material weakness as defined above as of June 30, 2016.

This report is intended solely for the information and use of management and Board of Trustees and Shareholders of Wells Fargo Funds Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts
August 25, 2016